Exhibit 10.24

FORM OF

AMENDMENT NO. 2 TO THE

FIVE YEAR REVOLVING CREDIT AGREEMENT

Dated as of ________, 2006

AMENDMENT NO. 2 TO THE FIVE YEAR REVOLVING CREDIT AGREEMENT (this “Second Amendment”), among KBR HOLDINGS, LLC, a Delaware limited liability company (the “Borrower”), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the “Banks”), and Citibank, N.A., as paying agent (the “Agent”) for the Banks.

PRELIMINARY STATEMENTS

(1) The Borrower, the Banks and the Agent have entered into a Five Year Revolving Credit Agreement, dated as of December 16, 2005 (as amended, amended and restated, supplemented or otherwise modified through the date hereof, the “Credit Agreement”). Capitalized terms not otherwise defined in this Second Amendment have the same meanings as specified in the Credit Agreement.

(2) The Borrower and the Required Banks have agreed to amend the Credit Agreement as hereinafter set forth.

SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3, hereby amended as follows:

(a) Section 1.01 is amended as follows:

(i) a new defined term is inserted in the appropriate alphabetical order to read as follows: “‘Change of Control’ means the occurrence of any of the following at any time from and after the Borrower ceases to be a consolidated subsidiary of the Parent in accordance with GAAP: (a) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Interests of the Borrower (or other securities convertible into such Voting Interests) representing 25% or more of the combined voting power of all Voting Interests of the Borrower or (b) during any period of up to 24 consecutive months, commencing after the date the Borrower ceases to be a consolidated subsidiary of the Parent in accordance with GAAP, the Continuing Directors shall cease for any reason (other than death or disability) to constitute a majority of the board of directors of the Borrower; provided that if the Borrower becomes a wholly-owned subsidiary of another Person (“New Parent”) at the time or before it ceases to be a consolidated subsidiary of the Parent in accordance with GAAP, the tests for Change of Control shall relate to New Parent rather than the Borrower.”;

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(ii) the definition of “Consolidated Debt” is amended by deleting the words “and Permitted Non-Recourse Indebtedness” immediately following the words “Project Financing” in the third line thereof;

(iii) a new defined term is inserted in the appropriate alphabetical order to read as follows: “‘Continuing Directors’ means the directors of the Borrower on the date the Borrower ceases to be a consolidated subsidiary of the Parent in accordance with GAAP, and each other director if, in each case, such other director’s nomination for election to the board of directors of the Borrower is recommended by at least a majority of the then Continuing Directors; provided that if there is at the time Borrower ceases to be a consolidated subsidiary of the Parent in accordance with GAAP a New Parent, references to Borrower in this definition shall be deemed to be references to New Parent.”;

(iv) the definition of “EBITDA” is deleted in its entirety and restated as follows: “‘EBITDA’ means, for any period, (a) the sum, determined on a consolidated basis, of (i) net income (or net loss), (ii) interest expense, including commissions and fees incurred in respect of letters of credit, (iii) income tax expense, (iv) depreciation expense, (v) amortization expense, (vi) minority interest in income of Subsidiaries, (vii) charges related to restructuring, asset impairment or other extraordinary items or related to non-cash estimate project losses (including non-extraordinary items), (viii) charges indemnified or required to be indemnified pursuant to the Indemnity Agreement or in respect of which a subordinated loan or a capital contribution is or will be required to be made pursuant to the Subordination Agreement, minus (b) cash payments related to restructuring, asset impairment or other extraordinary items or related to non-cash estimate project losses (including non-extraordinary items) to the extent previously included in the computation of EBITDA pursuant to clause (a)(vii) of this definition (except to the extent indemnified or required to be indemnified pursuant to the Indemnity Agreement or in respect of which a subordinated loan or a capital contribution is or will be required to be made pursuant to the Subordination Agreement), in each case of the Borrower and its Subsidiaries (excluding any Project Finance Subsidiary), determined in accordance with GAAP for such period; provided, however, that with respect to any Project Finance Subsidiary, any cash distribution made by such Project Finance Subsidiary to the Borrower or any Subsidiary of the Borrower (other than any Project Finance Subsidiary) to the extent not previously included in the equity and earnings of such Person shall be included for purposes of calculation of EBITDA.”;

(v) a new defined term is inserted in the appropriate alphabetical order to read as follows: “‘Extended Letter of Credit’ has the meaning specified in Section 2.01(b).”;

(vi) the definition of “Fixed Charge Coverage Ratio” is amended by deleting the words “and Permitted Non-Recourse Indebtedness” in the seventh line thereof;

(vii) the definition of “Intercompany Note” is deleted in its entirety and restated as follows: “‘Intercompany Note’ means, collectively, (i) that certain existing note made by the Borrower to HESI in an amount not to exceed $489 million and (ii) that certain existing note made by Georgetown Finance Ltd. to Avalon Financial Services, Ltd. in an amount not to exceed $285 million, or, in either case, any note hereafter issued as contemplated by Section 5.02(l) hereof.”;

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(viii) the definition of “Loan Document” is deleted in its entirety and restated as follows: “Loan Documents” means this Agreement, the Guarantee, the New Parent Guarantee, the Notes, the Indemnity Agreement, the Pre-IPO Reimbursement Agreement and the Subordination Agreement.”;

(ix) the definition of “Loan Parties” is deleted in its entirety and restated as follows: “‘Loan Parties’ means the Borrower, the New Parent and the Subsidiary Guarantors.”;

(x) the definition of “Maturity Date” is deleted in its entirety and restated as follows: “‘Maturity Date’ means June 29, 2010; provided that if the unpaid balance of the Intercompany Note shall have been irrevocably reduced to zero on or prior to the effectiveness of Amendment No. 2 to this Agreement, the “Maturity Date” shall mean December 16, 2010.”;

(xi) a new defined term is inserted in the appropriate alphabetical order to read as follows: “‘New Parent’ shall have the meaning given to such term in the proviso to the definition of “Change of Control”;

(xii) a new defined term is inserted in the appropriate alphabetical order to read as follows: “‘New Parent Guarantee’ means a guarantee to be executed by New Parent within three Business Days following such Person becoming the controlling shareholder of the Borrower, which New Parent Guarantee shall:

(a) be substantially in the form of the Subsidiary Guarantee with such conforming changes as the Agent shall reasonably require, and

(b) provide that the New Parent shall assume all of the affirmative and negative covenants of the Borrower contained herein, as such guarantee may be amended, amended and restated, modified or otherwise supplemented.”;

(xiii) the definition of “Permitted Non-Recourse Indebtedness” is deleted in its entirety and restated as follows: “‘Permitted Non-Recourse Indebtedness’ means Indebtedness and other Obligations of:

(a) the Borrower, any Subsidiary, or any Project Finance Subsidiary of the Borrower incurred in connection with the acquisition or construction by the Borrower, such Subsidiary, or such Project Finance Subsidiary of any property with respect to which the holders of such Indebtedness and other Obligations agree that they will look solely to the property so acquired or constructed and securing such Indebtedness and other Obligations, and neither the Borrower nor any such Subsidiary (i) provides any direct or indirect credit support, including any undertaking, agreement or instrument that would constitute Indebtedness or (ii) is otherwise directly or indirectly liable for such Indebtedness; or

(b) any Special Purpose Subsidiary incurred in connection with the acquisition or construction by a Special Purpose Subsidiary of any property with

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respect to which the holders of such Indebtedness and other Obligations agree that they will look solely to Special Purpose Subsidiaries, and neither the Borrower nor any Subsidiary (other than any Special Purpose Subsidiary) (i) provides any direct or indirect credit support, including any undertaking, agreement or instrument that would constitute Indebtedness or (ii) is otherwise directly or indirectly liable for such Indebtedness;

provided that in the case of either (a) or (b) no default with respect to such Indebtedness or Obligations would cause, or permit (after notice or passage of time or otherwise), according to the terms thereof, any holder (or any representative of any such holder) of any other Indebtedness (other than Project Financing or Permitted Non-Recourse Indebtedness) of the Borrower or such Subsidiary (other than a Project Finance Subsidiary, a Special Purpose Subsidiary and Subsidiaries thereof) to declare a default on such other Indebtedness or cause the payment, repurchase, redemption, defeasance or other acquisition or retirement for value thereof to be accelerated or payable prior to any scheduled principal payment, scheduled sinking fund or maturity.”;

(xiv) a new defined term is inserted in the appropriate alphabetical order to read as follows: “‘Special Purpose Subsidiary’ means (i) any Subsidiary of the Borrower (other than a Loan Party) that incurs Permitted Non-Recourse Indebtedness and owns and operates its permitted assets, and/or acts as an operator of third-party assets, and substantially all of the assets of such Subsidiary are limited to (a) those assets for which the acquisition, improvement, installation, design, engineering, construction, development, completion, maintenance, operation, securitization or monetization is being, or has been financed in whole or in part by Permitted Non-Recourse Indebtedness, (b) equity interests in its Subsidiaries, and/or (c) capital contributed to such Subsidiary, and (ii) any Subsidiary (other than a Loan Party) of a Subsidiary described in clause (i) above.”;

(xv) the definition of “Termination Date” is amended by deleting the date “December 16, 2010” and substituting therefor the words “Maturity Date”; and

(xvi) a new defined term is inserted in the appropriate alphabetical order to read as follows: “Voting Interests” means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote to the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such contingency.”

(b) Section 2.01(b) is deleted in its entirety and restated as follows:

“(b) Letters of Credit. Each Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue letters of credit (collectively, the “Letters of Credit”, and each a “Letter of Credit”) for the account of the Borrower (such issuance, and any funding of a draw thereunder, to be made by the Issuing Banks (including through such branches or Affiliates as such Issuing Bank and the Borrower shall jointly agree) in reliance on the agreements of the other Banks pursuant to Section 2.03) from time to time on any Business Day during the period from the Effective Date until 10 days prior to the Maturity Date in an aggregate Available Amount (i) for all Letters of Credit issued by the Issuing Banks not to exceed at any time the

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lesser of (A) the aggregate Letter of Credit Commitments at such time and (B) the Letter of Credit Commitment of such Issuing Bank at such time (or such greater amount as such Issuing Bank shall approve) and (ii) for each such Letter of Credit not to exceed an amount equal to the Unused Revolving Credit Commitments of the Banks at such time. No Letters of Credit shall have expiration dates later than 10 Business Days prior to the Maturity Date; provided, however, that if the applicable Issuing Bank and the Agent each consent, in their sole discretion, the expiration date (including, without limitation, any expiration date which may be extended automatically under the terms of the Letters of Credit) of any Letter of Credit may extend beyond the date referred to in this sentence (each such Letter of Credit, together with any Letter of Credit outstanding on the effective date of Amendment No. 2 to this Agreement with an expiration date beyond the Maturity Date, an “Extended Letter of Credit”); provided, further, that, on or prior to the date that is 95 days prior to the Maturity Date (or, if later, the date of issuance of the applicable Extended Letter of Credit), the Borrower shall provide cash collateral for each Extended Letter of Credit that is outstanding or is issued after the date that is 95 days prior to the Maturity Date in an amount equal to 102% of the face amount of such Extended Letter of Credit; provided, further, that at no time shall the aggregate amount of Extended Letters of Credit plus the unpaid principal amount of Revolving Credit Advances exceed the sum of the Borrowing Sublimit plus the amount of cash collateral then held with respect to the Extended Letters of Credit. The cash collateral specified in the foregoing sentence shall be provided to the Agent by the Borrower by requesting a Revolving Credit Advance pursuant to Section 2.01(a). If the Borrower shall fail to make such request, the Agent may make such request on the Borrower’s behalf. The Banks agree that they will make such Revolving Credit Advance whether or not the applicable conditions precedent in Section 3.02 are then satisfied. Upon the furnishing by the Borrower of such cash collateral on the ninety-fifth day prior to the Maturity Date to the Agent, the Agent shall transfer to individual cash collateral accounts established by each Issuing Bank which has issued an Extended Letter of Credit the pro rata share of such cash collateral allocable to such Issuing Bank. Simultaneous with receipt of such cash collateral, such Extended Letters of Credit, shall for all purposes cease to be Letters of Credit hereunder. Thereafter, fees, costs and expenses, as well as terms for release of such cash collateral, shall be as agreed from time to time between the Borrower and such Issuing Bank. Within the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.01(b), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.03(c) and request the issuance of additional Letters of Credit under this Section 2.01(b).”;

(c) Section 5.01(d) is amended by deleting the words “a reconciliation in reasonable detail of excluding” in clause (B) of subsection (i) and the words “reconciling in reasonable detail the effect of excluding” in clause (C) of subsection (ii) thereof and substituting therefor the words “a reconciliation in reasonable detail of the effect on EBITDA of non-cash estimate project losses (including non-extraordinary items) and cash payments related thereto and the effect of excluding”.;

(d) Section 5.01 (h) is amended by inserting the words “or the New Parent” immediately following the word “Parent” in the sixth line thereof;

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(e) Section 5.02(a) is amended by:

(i) inserting the words “surety bonds” and a comma immediately thereafter, immediately prior to the word “acceptances” in the fourth line thereof;

(ii) amending subsection (ix) thereof by deleting it in its entirety and restating it to read as follows: “Liens securing reimbursement obligations in respect of overdraft facilities, letters of credit, surety bonds, acceptances or bank guarantees and other Indebtedness, provided that at the time of the creation, incurrence or assumption of any reimbursement obligations in respect of overdraft facilities, letters of credit, surety bonds (other than surety bonds permitted by subsection (x) hereof), acceptances or bank guarantees or other Indebtedness secured by such Liens and after giving effect thereto, the sum of the principal amount of such reimbursement obligations in respect of overdraft facilities, letters of credit, surety bonds, acceptances or bank guarantees and other Indebtedness secured by Liens permitted by this clause (ix) shall not exceed, in the aggregate, the sum of (A) $150,000,000 and (B) the aggregate amount of letters of credit which had been Extended Letters of Credit but ceased to be Letters of Credit hereunder following being cash collateralized as contemplated by Section 2.01(b) hereof.”; and

(iii) adding a new subsection (x) thereto after the end of subsection (ix) thereof to read as follows: “Liens securing obligations under joint venture agreements, surety bonds, and indemnification agreements related thereto on any assets related to such joint venture or bonded work, as the case may be, including, without limitation, equipment, property, contracts, distributions and accounts related thereto and cash collateral required thereby.”;

(f) Section 5.02(b) is amended by:

(i) deleting subsection (vi) thereof in its entirety and restating it to read as follows: “(vi) Indebtedness in respect of any Project Financing or any Permitted Non-Recourse Indebtedness;”;

(ii) deleting the figure “$75,000,000” contained in the third line of subsection (viii) thereof and substituting therefor the figure “$150,000,000”;

(iii) deleting the period following the word “Agreement” at the end of subsection (ix) thereof and substituting therefor the following “; provided further that, in the event that the Borrower ceases to be a consolidated subsidiary of the Parent in accordance with GAAP, then, thirty (30) days from and after such event, there shall be no Indebtedness of the Borrower or any Subsidiary of Borrower owed to the Parent or HESI in respect of the KBR Cash Management Note or any other cash management system; and”; and

(iv) adding a new subsection (x) thereto after the end of subsection (ix) thereof to read as follows: “(x) Indebtedness representing letter of credit reimbursement obligations secured as contemplated by clause (B) of the proviso to Section 5.02(a)(ix).”

(g) Section 5.02(f) is amended by:

(i) deleting subsection (iii) thereof in its entirety and restating it to read as follows: “(iii) advances under the Halliburton Cash Management Note; provided that (A) such transfers are consistent with past practices, (B) Parent’s senior unsecured long term debt is

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rated at least BBB- by S&P and Baa3 by Moody’s at the time of each such transfer, and (C) no Default or Event of Default shall have occurred and be continuing; provided, further, that in the event that the Borrower ceases to be a consolidated subsidiary of the Parent in accordance with GAAP, then, thirty (30) days from and after such event, there shall be no Indebtedness of the Parent or HESI owed to the Borrower of any of its Subsidiaries in respect of the Halliburton Cash Management Note or any other cash management system.” ;

(ii) inserting the words “or the New Parent or its Subsidiaries” immediately following the words “the Parent or its Subsidiaries” in the second line of subsections (vi) and (vii) thereof;

(iii) deleting the figure “$75,000,000” contained in clause (C) of subsection (viii) thereof and substituting therefor the figure “$150,000,000”;

(iv) (A) deleting the word “and” at the end of subsection (x) thereof, (B) deleting the period at the end of subsection (xi) thereof and substituting therefor “; and”, and (C) adding a new subsection (xii) thereto to read as follows: “loans from Subsidiaries to the Borrower and loans permitted by Section 5.02(g)(x) and (xi).”; and

(v) adding a new paragraph following the end of the last subsection thereof to read as follows: “For purposes of this Section 5.02(f), the amount of an Investment shall be determined as of the date of such Investment, and such amount shall be equal to the cash amount or the fair market value of other property or asset invested.”

(h) Section 5.02(g) is amended by:

(i) deleting the word “Subsidiary” following the word “any” in the first line of subsection (vi) thereof and substituting therefor “Person (other than the Borrower)”;

(ii) deleting the word “and” at the end of subsection (ix) thereof and inserting at the end thereof a semicolon; and

(iii) deleting the period at the end of clause (x) and adding the following:

“(xi) the Borrower may pay cash dividends or loans to New Parent in amounts equal to:

(A)	the amounts required for New Parent to pay any federal, state or local income taxes to the extent that such income taxes are directly attributable to the income of the Borrower and its Subsidiaries;

(B)	the amounts required for New Parent to pay franchise taxes and other fees required to maintain its legal existence;

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(C)	an amount to permit New Parent to pay its corporate overhead expenses incurred in the ordinary course of business, and to pay salaries or other compensation of employees who perform services for both New Parent and the Borrower;

(xii) the Borrower or any Subsidiary of the Borrower may redeem, repurchase, retire or otherwise acquire any of its Equity Interests in connection with a compensation plan, program or practice (or pay cash dividend or loans to New Parent to accomplish such actions); provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $25 million in any fiscal year of the Borrower; and

(xiii) the Borrower and any Subsidiary of the Borrower may grant, issue, distribute or dividend Equity Interests to its directors, officers and employees and make or permit the vesting, lapse, exercise or payment of Equity Interests in options, restricted stock, performance awards (in the form of either cash or stock of the Borrower), and other similar grants and awards pursuant to existing (or substantially similar replacement or amended) compensation plans, programs or practices.

For purposes of this Section 5.02(g), to the extent that a Subsidiary issues any Equity Interests which result in a reduction in the proportionate interest of the Borrower or any Subsidiary in such Subsidiary, then such transaction shall be treated as a sale.”;

(i) Section 5.02(l) is deleted in its entirety and restated to read as follows: “Amendment to Intercompany Note. Amend, modify or change in any manner any term or condition of the Intercompany Note, agree in any manner to any other amendment, modification or change of any term or condition of the Intercompany Note or take any other action in connection with the Intercompany Note that would impair the interest or rights of the Agent or any Bank, or permit any of its Subsidiaries to do any of the foregoing; provided that notwithstanding the foregoing, the Intercompany Note may be amended, modified, changed, replaced or refinanced so long as (i) the maturity date of such amended, modified, or changed Intercompany Note or any replacement or refinancing thereof shall not be earlier than June 30, 2010, and (ii) any other amendment, modification or change is not adverse to the Banks in any respect.”;

(j) Section 6.01(c) is amended to insert the words “or the New Parent” following the words “the Borrower” in the first line thereof;

(k) Section 6.01(d) is amended by deleting the words “Permitted Non-Recourse Debt” in the third line thereof and substituting therefor the words “Permitted Non-Recourse Indebtedness.”;

(l) Section 6.01(i) is amended by deleting it in its entirety and restating it as follows: “A Change of Control shall occur; or”;

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(m) Schedule 5.02(b)(ii) to the Credit Agreement is hereby replaced with a new Schedule 5.02(b)(ii) thereto attached hereto as Annex A;

(n) Schedule I to the Subordination Agreement is hereby replaced with a new Schedule I thereto attached hereto as Annex B; and

(o) Schedule II to the Subordination Agreement is hereby replaced with a new Schedule II thereto attached hereto as Annex C.

SECTION 3. Conditions of Effectiveness. This Second Amendment shall become effective as of the date first above written when, and only when, the Agent shall have received counterparts of this Second Amendment executed by the Borrower and the Required Banks or, as to any of the Banks, advice satisfactory to the Agent that such Bank has executed this Second Amendment and the consent attached hereto executed by each Relevant Party (other than the Borrower). This Second Amendment is subject to the provisions of Section 8.01 of the Credit Agreement.

SECTION 4. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

(a) the representations and warranties contained in each Loan Document are correct on and as of the date hereof (except (i) those representations and warranties contained in (A) Section 4.01(i) of the Credit Agreement to the extent such matters are subject to, and covered by, (x) the Indemnity Agreement and (y) the Disclosed Litigation, and (B) Section 4.01(f) of the Credit Agreement and (ii) those other representations and warranties that expressly relate solely to a specific earlier date, which shall remain correct as of such earlier date) after giving effect to this Second Amendment, as though made on and as of the date hereof; and

(b) no event has occurred and is continuing, after giving effect to this Second Amendment, which constitutes a Default or an Event of Default.

SECTION 5. Reference to and Effect on the Loan Document. (a) On and after the effectiveness of this Second Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Second Amendment.

(b) The Credit Agreement and each of the other Loan Documents, as specifically amended by this Second Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Second Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Bank or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

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SECTION 6. Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Second Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 8.04 of the Credit Agreement.

SECTION 7. Execution in Counterparts. This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Second Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Second Amendment.

SECTION 8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[signature page follows]

KBR Five-Year Revolving Credit Agreement

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Exhibit 10.24

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

KBR HOLDINGS, LLC

By
Title:

CITIBANK, N.A.,
as Paying Agent and as Bank

By
Title:

KBR Five-Year Revolving Credit Agreement

Amendment No. 2

Exhibit 10.24

[Name of Bank]

By:
Name:
Title:

KBR Five-Year Revolving Credit Agreement

Amendment No. 2

CONSENT

Dated as of_________ , 2006

The undersigned, one of the Relevant Parties referred to in the Credit Agreement referred to in the foregoing Second Amendment, hereby consents to such Second Amendment and hereby confirms and agrees that notwithstanding the effectiveness of such Second Amendment, each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Second Amendment, each reference in each Loan Document to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Second Amendment .

KELLOGG BROWN & ROOT LLC (FKA KELLOGG BROWN & ROOT, INC.) KELLOGG BROWN & ROOT SERVICES, INC. KELLOGG BROWN & ROOT INTERNATIONAL, INC.

By:
Name:
Title:

HALLIBURTON COMPANY HALLIBURTON ENERGY SERVICES, INC.

By:
Name:
Title:

KBR Five-Year Revolving Credit Agreement

Amendment No. 2